Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(202,014,540)
Unrealized Gain (Loss) on Market Value of Futures	238,958,020
Interest Income	93,184
ETF Transaction Fees	26,000
Total Income (Loss)	$37,062,664

Expenses
Investment Advisory Fee	$911,277
Brokerage Commissions	236,091
Tax Reporting Fees	235,600
Legal Fees	90,100
NYMEX License Fee	46,307
Audit Fees	13,589
Prepaid Insurance Fees	9,820
Non-interested Directors' Fees and Expenses	9,290
SEC & FINRA Registration Fees	7,750
Total Expenses	$1,559,824
Net Gain (Loss)	$35,502,840

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$2,205,515,665
Additions (14,000,000 Units)	507,096,330
Withdrawals (7,200,000 Units)	(276,862,018)
Net Gain (Loss)	35,502,840

Net Asset Value End of Period	$2,471,252,817
Net Asset Value Per Unit (63,100,000 Units)	$39.16

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502